                                                                   EXHIBIT 99.10

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch North Carolina Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 33-48692 of our report dated September 8, 1998 appearing in the annual report to shareholders of Merrill Lynch North Carolina Municipal Bond Fund for the year ended July 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/  Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
November 25, l998